UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2006

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2006, Cirrus Logic's stockholders ratified and approved the adoption of the Cirrus Logic, Inc. 2006 Stock Incentive Plan (the "Plan"), which was previously approved by the Board of Directors of Cirrus Logic, Inc. (the "Board") and expires on May 9, 2016. The Plan provides for new awards of stock-based incentive compensation to eligible employees, consultants, and directors. In connection with the adoption of the Plan, all shares under Cirrus Logic’s 2002 Stock Option Plan ("2002 Plan") that are not subject to previously granted awards have been canceled, and no further awards will be granted under the 2002 Plan. The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, phantom stock awards and bonus stock awards. An aggregate of 17 million shares have been reserved for issuance as awards over the term of the Plan, subject to adjustment only to reflect stock splits and similar events.

The Board has appointed the Compensation Committee of the Board (the "Committee") to administer the Plan. The Committee will determine who will participate in the Plan, as well as the terms of grants issued pursuant to the Plan. Stock options granted under the Plan may not have a term longer than 10 years. The Plan limits awards to any individual participant in any single calendar year to no more than 400,000 shares. Vesting of awards granted pursuant to the Plan may be conditioned on continued employment, the passage of time or the satisfaction of performance vesting criteria established on the date of grant. The Plan provides that such vesting requirements will be determined by the Committee.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is attached hereto as Exhibit 10.1. For additional information regarding the Plan, refer to Proposal 2 (Ratification and Approval of the Cirrus Logic, Inc. 2006 Stock Incentive Plan) on pages 12-20 of our 2006 Proxy Statement, as filed with the Securities and Exchange Commission on June 2, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this Report:

10.1 Cirrus Logic, Inc. 2006 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

July 28, 2006	By:	John T. Kurtzweil

Name: John T. Kurtzweil
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Cirrus Logic, Inc. 2006 Stock Incentive Plan